Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-44782 on Form N-1A of our report dated December 23, 2010, relating to the financial statements and financial highlights of Morgan Stanley Global Fixed Income Opportunities Fund (formerly, Morgan Stanley Fixed Income Opportunities Fund and formerly, Morgan Stanley Flexible Income Trust) (the “Fund”) for the year ended October 31, 2010, which reference appears in the audited financial statements dated October 31, 2011 of the Fund that are incorporated by reference in the Statement of Additional Information dated March 1, 2012 (“SAI”), which is part of such Registration Statement.

We also consent to the references to us under the captions “Financial Highlights” in the Prospectus, and “Other Service Providers - Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the SAI, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 24, 2012